EXHIBIT 23



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS





As independent public accountants, we hereby consent to the incorporation of our report by reference in this Form 10-K, into the Company's previously filed Registration Statement File Nos. 333-64171, 333-64173 and 333-79741.




/s/ ARTHUR ANDERSEN LLP

Minneapolis, Minnesota,
December 27, 2000